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                                                                      Exhibit 32

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Dectron Internationale (the "Company") for the year ended January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ness Lakwadala, as President and Chief Executive Officer of the Company and Mauro Parissi, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly represents, in all material respects, the financial condition and results of the operations of the Company.



By:    /s/ Ness Lakwadala
       ------------------
Name:  Ness Lakwadala
Title: Chief Executive Officer and President

Date: May 6, 2004



By:    /s/ Mauro Parissi
       -----------------
Name:  Mauro Parissi
Title: Chief Financial Officer

Date: May 6, 2004


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.